UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 11, 2024

Invitae Corporation
(Exact name of the registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or other jurisdiction of	(Commission	(I.R.S. employer
incorporation or organization)	File Number)	identification number)
1400 16th Street, San Francisco, California 94103
(Address of principal executive offices, including zip code)
(415) 374-7782
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	NVTA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed by Invitae Corporation (the “Company”), the Company has agreed to enter into a transaction support agreement with certain of its lenders and it has also committed to certain cost saving initiatives as part of the Company’s efforts to reduce operating expenses. Given the amount of work required to undertake these efforts, the board of directors of the Company (the “Board”) determined that it was in the best interest of the Company to reinforce and provide incentive for the continued attention and dedication of certain key employees to their duties of employment.
Accordingly, on January 11, 2024, the Board approved a retention program, pursuant to which certain of its executive officers, including those identified herein (the “Officers”), received retention payments (the “Retention Program"). In connection with the adoption of the Retention Program, the Company entered into Retention Agreements (“Retention Agreements”) with each of the Officers, pursuant to which each Officer received a one-time cash payment in the following amounts: Kenneth D. Knight ($1,625,000), Ana Schrank ($1,740,000) and Thomas R. Brida ($1,425,000).
If an Officer is terminated for cause or resigns from employment without good reason (as defined in the Retention Agreements) prior to January 14, 2025, such Officer will be required to repay an after-tax portion of the retention payment pursuant to the terms set forth in the Retention Agreements. In addition, pursuant to the Retention Agreements, each Officer agreed to forego (i) their participation in the 2024 management incentive compensation plan and (ii) their eligibility to receive a 2024 long-term incentive equity award. Mr. Brida also agreed to forego a total of $629,500 in retention payments that were previously awarded to him, but not yet paid.
The foregoing description of the material terms of the Retention Agreements is not intended to be complete and is qualified in its entirety by reference to the form of Retention Agreement attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Form of Retention Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 18, 2024

INVITAE CORPORATION

By:	/s/ Thomas R. Brida
Name:	Thomas R. Brida
Title:	General Counsel